Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-156405 on Form S-3 and Registration Nos. 333-44870, 333-61614, 333-100349, 333-107810, 333-121282, 333-121283, 333-144525, 333-163688, 333-163689, 333-163690, 333-163691 and 333-176893 on Form S-8 of our report dated February 22, 2012 (May 23, 2012, as to the adoption of Accounting Standards Updates (“ASU”) No. 2011-07, Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Healthcare Entities and ASU No. 2011-05, Presentation of Comprehensive Income as described in Note 1), relating to the consolidated financial statements of Community Health Systems, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company adopting ASU 2011-07 and ASU 2011-05), appearing in the current report on Form 8-K.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

May 23, 2012